Exhibit 99.1

P R E S S R E L E A S E	Corporate Headquarters 400 South Hope Street 25th Floor Los Angeles, CA 90071 www.cbre.com

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Gil Borok	Nick Kormeluk	Steve Iaco
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CBRE GROUP, INC. ANNOUNCES DEFINITIVE AGREEMENT TO ACQUIRE

UK-BASED NORLAND MANAGED SERVICES LTD

Norland’s Engineering Expertise Significantly Advances CBRE’s Corporate Outsourcing Platform in EMEA; Adds Strong Capabilities in Managing Critical Environment Facilities

Los Angeles, CA, November 12, 2013 — CBRE Group, Inc. (NYSE:CBG) today announced that it has entered into a definitive agreement to acquire Norland Managed Services Ltd (Norland), a leading provider of commercial building technical engineering services in the United Kingdom (UK) and Ireland, for £250 million (approximately $400 million) plus up to £50 million (approximately $80 million) of deferred contingent consideration as well as a payment for excess working capital and related items. The purchase price is payable in cash, except for £5.6 million (approximately $9 million) that is payable in CBRE common stock to Norland senior management. The acquisition will add market-leading capabilities for CBRE to self-perform building technical engineering services in its UK and European Global Corporate Services (GCS) business, providing its client base with fully-integrated outsourcing services in the region.

Norland, founded in London in 1984, provides building technical engineering services to commercial real estate owners and occupiers primarily in the UK and Ireland and also has a growing roster of customers in the United States and Singapore. Norland is particularly well known for its expertise in critical environments, such as data centers and trading floors—a growing market segment requiring specialized knowledge and experience. Its 4,000 employees in 14 offices serve more than 300 clients.

Bill Concannon, CBRE’s CEO of GCS, said: “Norland is a strong complement to our global platform. We will have the ability to self-perform building technical engineering services in Europe, as we already do for more than 850 million sq. ft. of client properties in North America, Latin America and Asia-Pacific. This transaction will significantly enhance our service offering, enable us to provide an integrated suite of outsourcing services and deepen our relationships with global and multi-national occupiers.”

“Norland significantly advances our corporate outsourcing offering in Europe,” said Mike Strong, CBRE’s CEO of EMEA (Europe, the Middle East & Africa). “The Norland team has

CBRE Group Press Release

November 12, 2013

built an exceptional reputation for managing the building technical engineering elements of occupier and investor portfolios. By combining our complementary expertise we will be able to offer clients unrivalled access to a fully-integrated, best-in-class suite of real estate services in the region.”

Following the closing of the transaction, Norland’s existing operations will operate as CBRE | Norland, reflecting the combined strengths of CBRE’s prominent global brand and Norland’s reputation for expertise in building technical engineering services. Norland serves a blue-chip roster of clients, many of which are also served by CBRE. Norland provides services on a number of CBRE-managed accounts, including Bank of America Merrill Lynch and State Street Corporation.

“Our firms fit together very well, both culturally and operationally,” said Ian Entwisle, CEO of Norland. “We know each other well, and both firms are highly focused on delivering exceptional customer service and value. By uniting our building technical engineering expertise with CBRE’s broad service offering and global reach, we foresee significant opportunities to expand our client base and accelerate our growth.”

A large near-term opportunity is to bring Norland’s services to CBRE’s client base in continental Europe, added Mr. Entwisle, who will lead the CBRE | Norland operations as CEO.

Norland reported revenue of £385 million (approximately $616 million) for its fiscal year ended April 5, 2013. Revenue has grown at a double-digit rate every year over the last ten years with revenue and profit growth over this period exceeding a 20% compound annual growth rate. Growth has come from corporations turning over the management of their real estate to the highest quality third-party specialists. Norland typically serves clients under long-term contracts. High-value integrated client services with steady year-over-year growth fits nicely within CBRE’s growth strategy.

CBRE anticipates that the transaction will be moderately accretive to its earnings immediately and expects to finance the acquisition with cash on hand and borrowings under its existing revolving credit facility. CBRE ended the third quarter of 2013 with more than $500 million of cash on its balance sheet and approximately $1.1 billion available on its revolving credit facility.

The Norland acquisition is expected to close before year end 2013 and is subject to clearance from the European Commission. BofA Merrill Lynch acted as sole financial advisor to CBRE, and Simpson Thacher & Bartlett LLP acted as CBRE’s legal advisors.

About Norland Managed Services Ltd

Norland Managed Services Ltd is one of the UK and Ireland’s leading providers of facilities, energy and project management services with revenues of £385 million (approximately $616 million) for its fiscal year ended April 5, 2013. The company operates from a strategic network of regional offices throughout

CBRE Group Press Release

November 12, 2013

the UK, Ireland, the U.S. and Singapore. A dedicated team of highly trained and experienced staff maintain and enhance the capital assets of major national and global businesses. These range from single floors in multi-occupied buildings to substantial property estates, large stadiums and critical environments. Since its formation in 1984, Norland has achieved consistent annual growth, with its success built on high levels of customer service and a major focus on people and technical skills. Norland is ranked 53rd in The Sunday Times HSBC Top Track 250 league table, which ranks Britain’s leading mid-market private companies with the biggest sales – increasing 49 places from its position last year. For more information about Norland, please visit www.norlandmanagedservices.co.uk.

About CBRE Group, Inc.

CBRE Group, Inc. (NYSE:CBG), a Fortune 500 and S&P 500 company headquartered in Los Angeles, is the world’s largest commercial real estate services and investment firm (in terms of 2012 revenue). The Company has approximately 37,000 employees (excluding affiliates), and serves real estate owners, investors and occupiers through more than 300 offices (excluding affiliates) worldwide. CBRE offers strategic advice and execution for: property sales and leasing; corporate services; property, facilities and project management; mortgage banking; appraisal and valuation; development services; investment management; and research and consulting. Please visit our website at www.cbre.com.

“Safe Harbor” Statement Under the U.S. Private Securities Litigation Reform Act of 1995

Certain of the statements in this release regarding the acquisition of Norland Managed Services Ltd that do not concern purely historical data are forward-looking statements within the meaning of the ‘‘safe harbor’’ provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties, including, but not limited to, the expected closing date of the acquisition and the ability of the parties to successfully integrate Norland with CBRE’s existing facilities management and outsourcing operations in Europe and globally, as well as other risks and uncertainties discussed in CBRE’s filings with the U.S. Securities and Exchange Commission (SEC). Any forward-looking statements speak only as of the date of this release and, except to the extent required by applicable securities laws, CBRE expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If CBRE does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. For additional information concerning factors that may cause actual results to differ from those anticipated in the forward-looking statements and risks to CBRE’s business in general, please refer to CBRE’s SEC filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2013. Such filings are available publicly and may be obtained off CBRE’s website at www.cbre.com or upon request from the CBRE Investor Relations Department at investorrelations@cbre.com.